Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Calvert Social Investment Fund:

We consent to the use of our report dated November 29, 2012, with respect to the financial statements of the Calvert Money Market Portfolio, a series of Calvert Social Investment Fund, as of September 30, 2012, incorporated herein by reference, and to the reference to our firm under the heading “Financial Statements and Experts” in the Form N-14 Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania

July 18, 2013